CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-281812 on Form F-3 and Registration Statement Nos. 333-33094, 333-65968, 333-97249, 333-103768, 333-107727, 333-149828, 333-155527, 333-170716, 333-175852, and 333-184558 on Form S-8 of our reports dated 14 May 2025, relating to the consolidated financial statements of National Grid plc and the effectiveness of National Grid plc’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 March 2025.
/s/ Deloitte LLP
London, United Kingdom
29 May 2025